EXHIBIT 23
                                                 CONSENTS OF EXPERTS AND COUNSEL



NUSSBAUM YATES & WOLPOW, P.C.
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Certified Public Accountants           445 BROAD HOLLOW RAOD, MELVILLE, NY 11747
                                       (516)845-5252          FAX (516)845-5279





     We have issued our report dated August 25, 1997 accompanying the consolidated financial statements of Scientific Industries, Inc. and subsidiary appearing in the Annual Report of Scientific Industries, Inc. on form 10-KSB for the year ended June 30, 1997 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.



/s/NUSSBAUM YATES & WOLPOW, P.C.
NUSSBAUM YATES & WOLPOW, P.C.

Melville, NY
June 2, 1998